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                                                                    Exhibit 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-74349) and related Prospectus of Bergen Brunswig Corporation and to the incorporation by reference therein of our report dated April 18, 1997, with respect to the consolidated financial statements and schedule of PharMerica, Inc. (formerly Pharmacy Corporation of America) and subsidiaries included in the Bergen Brunswig Corporation Current Report (Form 8-K) dated April 30, 1999, filed with the Securities and Exchange Commission.

                             /s/ ERNST & YOUNG LLP

Little Rock, Arkansas
May 12, 1999